Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192518

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 12, 2014)

$175,000,000

5.25% Senior Notes Due April 15, 2025

We are offering $175,000,000 aggregate principal amount of 5.25% Senior Notes due April 15, 2025, referred to herein as the notes. The notes will mature on April 15, 2025, unless redeemed at our option prior to such date. Interest on the notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2015. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be unsecured and unsubordinated obligations of ours and will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness, including our 7.50% Senior Notes due April 15, 2020, and our obligations under the Credit Agreement (as defined herein), and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes.

We may, at our option, on or after January 15, 2025 (90 days prior to the maturity date of the notes), redeem the notes in whole at any time or in part from time to time, as described in “Description of Notes—Optional Redemption.” There is no sinking fund for the notes. We may from time to time purchase the notes in the open market or otherwise.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system.

For a discussion of certain risks that you should consider in connection with an investment in the notes, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, as well as the additional risk factors contained in this prospectus supplement beginning on page S-11 and the accompanying prospectus.

	Public Offering Price(1)	Underwriting Discounts	Proceeds to Banc of California(2)
Per note	99.75%	1.00%	98.75%
Total	$174,562,500	$1,750,000	$172,812,500

(1)	Plus accrued interest, if any, from the date of original issuance, which is expected to be April 6, 2015.
(2)	Before deducting expenses of the offering.

Concurrently with this offering, we are offering 4,000,000 depositary shares (or 4,600,000 depositary shares if the underwriters of that offering exercise their over-allotment option in full) each representing a 1/40th ownership interest in a share of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), $0.01 par value, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), referred to herein as the Preferred Stock Offering. The Series D Preferred Stock is being offered by means of a separate prospectus supplement. Neither of the offerings is conditioned upon the consummation of the other offering. See “Prospectus Supplement Summary—Concurrent Offering” on page S-6 of this prospectus supplement.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency.

Neither the Securities and Exchange Commission, referred to herein as the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

It is expected that delivery of the notes in book-entry form only will be made through the facilities of The Depository Trust Company on or about April 6, 2015 against payment therefor in immediately available funds.

Joint Book-Running Managers

Sandler O’Neill + Partners, L.P.	BofA Merrill Lynch	Keefe, Bruyette & Woods A Stifel Company	UBS Investment Bank	Wells Fargo Securities

Co-Manager

Deutsche Bank Securities

The date of this prospectus supplement is March 31, 2015.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement and under the heading “Incorporation by Reference” in this prospectus supplement.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any written communication from Banc of California, Inc. or the underwriters specifying the final terms of this offering. Neither we nor the underwriters have authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters are offering to sell the notes, and seeking offers to buy the notes, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of our securities, and they may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, references to the “Company,” “Banc of California,” “we,” “us” or “our” refer only to Banc of California, Inc. and not to any of its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference in them contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:

•	our ability to consummate this offering or the Preferred Stock Offering in the size and manner described herein;

•	our ability to successfully integrate the assets and liabilities we acquired from Banco Popular North America (“BPNA”) in 2014;

•	risks that the Company’s merger and acquisition activities, including but not limited to the recent acquisition of the BPNA branches and the acquisitions of The Private Bank of California, The Palisades Group, LLC (“Palisades”) and CS Financial, Inc., as well as the merger of the Company’s subsidiary banks, may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the amount of the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all;

•	risks that funds obtained from capital raising activities, including but not limited to this offering and the Preferred Stock Offering, will not be utilized efficiently or effectively;

•	a worsening of current economic conditions, as well as turmoil in the financial markets;

•	the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas, or financial markets;

•	continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•	results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and saving habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus or the documents incorporated by reference herein.

Some of these and other factors are discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC.

We have filed a Registration Statement on Form S-3 (File No. 333-192518) with the SEC regarding the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35522) (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus supplement until the completion of this offering. The documents we incorporate by reference are:

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the year ended December 31, 2014, filed on March 16, 2015

• Proxy Statement on Schedule 14A	Filed on April 4, 2014 (as amended by the information listed under Compensation Matters in Item 8.01 of the Current Report on Form 8-K, filed on June 13, 2014)

• Current Reports on Form 8-K	Filed on February 19, 2015, February 27, 2015, March 2, 2015, March 3, 2015 and March 31, 2015

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at Investor Relations, Banc of California, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, telephone number (949) 236-5211.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information. The agreements may contain representations and warranties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, before making a decision to invest in the notes.

Banc of California, Inc.

Banc of California, Inc. is a financial holding company and the parent of Banc of California, National Association, a national bank (the “Bank”), Palisades, an SEC-registered investment advisor, and PTB Property Holdings, LLC, an entity formed to hold real estate, cash and fixed income investments. Prior to October 11, 2013, Banc of California, Inc. was a multi-bank holding company with two banking subsidiaries, Pacific Trust Bank, a federal savings bank, and The Private Bank of California. On October 11, 2013, Banc of California, Inc. became a one-bank holding company when Pacific Trust Bank converted from a federal savings bank to a national bank and changed its name to Banc of California, National Association, and immediately thereafter The Private Bank of California was merged into Banc of California, National Association. On January 17, 2014, Banc of California, Inc. became a financial holding company.

The Company was incorporated under Maryland law in March 2002, and, in July 2013, the Company changed its name to “Banc of California, Inc.” As noted above, in October 2013, the Company’s subsidiary banks merged to form a single, national bank subsidiary under the name Banc of California, National Association. The Bank has one wholly owned subsidiary, CS Financial, Inc., a mortgage banking firm.

The principal executive offices of the Company are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California, and its telephone number is (949) 236-5211.

Recent Developments

On March 30, 2015, the Company entered into a Credit Agreement (the “Credit Agreement”) by and between the Company, as borrower, and Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which Wells Fargo agreed to make advances to the Company from time to time to and including March 28, 2016, in an amount not to exceed $20 million, the proceeds of which are expected to be used for working capital purposes. Interest will accrue on loans under the Credit Agreement at a floating rate equal to a LIBOR rate plus 2.25% or a prime rate, in the discretion of the Company. The Company will pay a commitment fee on unused commitments under the Credit Agreement at a rate of 0.1875% per annum. The loans under the Credit Agreement will be unsecured, unsubordinated obligations of the Company and will not be guaranteed by any subsidiary of the Company. Wells Fargo Securities, LLC, an affiliate of Wells Fargo, is an underwriter for this offering.

Concurrent Offering

Concurrently with this offering, the Company is offering 4,000,000 depositary shares each representing 1/40th ownership interest in a share of Series D Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock Offering”). We will pay dividends on the Series D Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of our board of directors. If declared, dividends will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, from the date of issuance at a rate of 7.375% per annum, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2015. We estimate that the net proceeds from the Preferred Stock Offering will be approximately $96.35 million (or $110.88 million if the underwriters’ over-allotment option with respect thereto is exercised in full) (after deducting underwriting discounts and commissions and expenses payable by us). We intend to use the net proceeds of the Preferred Stock Offering for general corporate purposes.

The underwriters may also exercise their option to purchase up to an additional 600,000 depositary shares from us, at the public offering price, less the underwriting discount, solely to cover over-allotments, if any, for 30 days after the date of the prospectus supplement relating to the Preferred Stock Offering.

The Series D Preferred Stock is being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. There can be no assurance that the Preferred Stock Offering will be completed. Neither of the offerings is conditioned upon the consummation of the other offering.

Risk Factors

Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-11 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015, as well as all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

THE OFFERING

The following summary contains basic information about the notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of the notes, you should read “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	Banc of California, Inc.

Securities Offered	$175,000,000 aggregate principal amount of 5.25% Senior Notes due 2025.

We may, without the consent of any of the holders of the notes, create and issue additional senior debt securities that would form a single series with the notes offered by this prospectus supplement or that would form a new series.

Maturity Date	April 15, 2025.

Interest Rate	5.25% per year, accruing from April 6, 2015.

Interest Payment Dates	We will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2015

Ranking	The notes will be unsecured and unsubordinated obligations of the Company and will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness, including the 7.50% Senior Notes due April 15, 2020 (the “2020 Notes”) and our obligations under the Credit Agreement, and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. At December 31, 2014, we had $84.8 million in aggregate principal amount of 2020 Notes outstanding and $12.5 million in aggregate principal amount of junior subordinated amortizing notes outstanding, related to our outstanding 8.00% tangible equity units, and had no secured debt outstanding.

The notes are our obligations exclusively, and are not obligations of any of our subsidiaries and will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to any secured indebtedness of ours to the extent of the value of the collateral securing such indebtedness. The notes will be effectively subordinated to all existing and future indebtedness and other liabilities and preferred equity of our subsidiaries. See “Description of Debt Securities—Ranking of Debt Securities; Holding Company Structure” in the accompanying prospectus. At December 31, 2014, our subsidiaries had outstanding indebtedness (excluding deposits in the Bank) aggregating approximately $633 million, consisting of advances from the Federal Home Loan Bank expected to mature in 2015, and the ability to borrow an additional $501 million, $85 million and $306 million from the Federal Home Loan Bank, as well as through Federal Funds and reverse repurchase agreements, respectively. The Bank had $4.67 billion in deposit liabilities at that date.

Optional Redemption	We may, at our option, on or after January 15, 2025 (90 days prior to the maturity date of the notes), redeem the notes in whole at any time or in part from time to time, as described in “Description of the Notes—Optional Redemption.”

Certain Covenants	The indenture, dated as of April 23, 2012 (as supplemented by a supplemental indenture with respect to the notes, the “indenture”), between the Company (formerly known as First PacTrust Bancorp, Inc.) and U.S. Bank National Association, as Trustee, under which the notes will be issued, includes several covenants which will, among other things, restrict our ability and the ability of our subsidiaries to dispose of or incur liens on the voting stock of certain subsidiaries.

For more details, see the section in this prospectus supplement entitled “Description of the Notes—Covenants.”

Trustee	U.S. Bank National Association.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes will be approximately $172.31 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. For more details, see the section in this prospectus supplement under the heading “Use of Proceeds.”

Minimum Denomination; Form	The notes will be issued only in fully registered, book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the Notes—General” and “Description of the Notes—Book-Entry, Delivery and Form.”

No Public Market	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Risk Factors	Investing in the notes involves risks. Before deciding whether to invest in the notes, you should carefully consider the information set forth in the section of the prospectus supplement entitled “Risk Factors” beginning on page S-11, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Concurrent Offering	Concurrently with this offering, we are offering 4,000,000 depositary shares (or 4,600,000 depositary shares if the underwriters of that offering exercise their over-allotment option in full) each representing 1/40th ownership interest in a share of Series D Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share). The Series D Preferred Stock is being offered by means of a separate prospectus supplement. Neither of the offerings is conditioned upon the consummation of the other offering. For more information, see “Prospectus Supplement Summary—Concurrent Offering” in this prospectus supplement.

Conflicts of Interest	One of our directors, Halle Benett, serves as the Managing Director and Head of the Diversified Financials Group at Keefe, Bruyette & Woods, a Stifel Company, an underwriter participating in this offering. Accordingly, a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) may be deemed to exist. This offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. Keefe, Bruyette & Woods is also an underwriter participating in the Preferred Stock Offering.

RISK FACTORS

An investment in the notes involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below and in the accompanying prospectus or in the documents incorporated by reference herein are not the only risks applicable to us or an investment in the notes. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Relating to the Notes

The notes are unsecured and unsubordinated obligations of the Company and not obligations of or guaranteed by our subsidiaries and will be effectively subordinated to any future secured obligations of the Company and to all obligations of the Company’s subsidiaries. Structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.

The notes will be unsecured and unsubordinated obligations of the Company and will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness, including the 2020 Notes and our obligations under the Credit Agreement, and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. At December 31, 2014, we had $84.8 million in aggregate principal amount of 2020 Notes outstanding and $12.5 million in aggregate principal amount of junior subordinated amortizing notes outstanding, related to our outstanding 8.00% tangible equity units, and had no secured debt outstanding.

The notes will be obligations of the Company exclusively, and will not be obligations of any of our subsidiaries and will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The notes will be effectively subordinated to all existing and future indebtedness and other liabilities and preferred equity of our subsidiaries. See “Description of Debt Securities—Ranking of Debt Securities; Holding Company Structure” in the accompanying prospectus. At December 31, 2014, our subsidiaries had outstanding indebtedness (excluding deposits in the Bank) aggregating approximately $633 million, consisting of advances from the Federal Home Loan Bank expected to mature in 2015, and the ability to borrow an additional $501 million, $85 million and $306 million from the Federal Home Loan Bank, as well as through Federal Funds and reverse repurchase agreements, respectively. The Bank had $4.67 billion in deposit liabilities at that date.

We depend primarily on cash dividends from our subsidiaries to meet our cash obligations. Failure of our subsidiaries to pay sufficient cash dividends would prevent us from paying interest on the notes or the principal of the notes at maturity.

The Company is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the Company’s consolidated assets are held by its subsidiaries, in particular, the Bank and Palisades. As the Company is a holding company, dividends from the Bank and Palisades provide a substantial portion of the Company’s cash flow, which will be used to pay interest on the notes and on the Company’s other existing and future indebtedness. The Office of the Comptroller of the Currency regulates and, in some cases, must approve the amounts the Bank pays as dividends to us. If either the Bank or Palisades is unable to pay sufficient cash dividends to us, then we may not be able pay interest and principal on our existing and future indebtedness, including the notes, or pay our other obligations, which could have a material adverse impact on our financial condition and the value of your investment. The Bank did not pay dividends to the Company in 2014.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require the Company to commit resources to the Bank, even when doing so is not otherwise in the interests of the Company or its stockholders or creditors.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our and our subsidiaries’ financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We and our subsidiaries may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our and our subsidiaries’ cash flows and capital resources are insufficient, we and our subsidiaries may be unable to provide new loans or other products or to fund obligations to existing customers, and otherwise to implement business plans, or to sell assets, seek additional capital or restructure or refinance indebtedness, including the notes. As a result, we and our subsidiaries may be unable to meet our and their scheduled debt service obligations. In the absence of sufficient operating results and resources, we and our subsidiaries could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our and their debt service and other obligations. We and our subsidiaries may not be able to consummate those dispositions of assets or to obtain the proceeds that could be realized from them and these proceeds may not be adequate to meet any debt service obligations then due.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, and those of comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The market price of the notes depends on many factors, some which are beyond our control, and the occurrence of any of which could result in a decrease in the value of the notes.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our financial performance;

•	the amount of our outstanding indebtedness;

•	prevailing market interest rates;

•	the market for similar securities;

•	the ratings of the notes;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them. In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

The ratings of the notes may change after the issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

Credit ratings that the notes may receive will not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that any such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors of the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes.

There are limited covenants in the indenture.

The indenture governing the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience material adverse changes in our financial condition or results of operations;

•	limit the ability of the Company and its subsidiaries to incur indebtedness;

•	prevent the Company or any of its subsidiaries from becoming subject to liens, except to the extent described under “Description of the Notes—Covenants” in this prospectus supplement;

•	restrict our ability to pay dividends, prepay indebtedness ranking junior to the notes or make investments; or

•	restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving person or transferee (if other than the Company) assuming the obligations under the notes.

For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

An increase in the level of our outstanding indebtedness, or other events, could have an adverse impact on our business, properties, capital structure, financial condition, results of operations or prospects, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such event could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

The terms of the Company’s and its subsidiaries’ current indebtedness contain, and the terms of their future indebtedness may contain, covenants that restrict the Company and its subsidiaries’ current and future operations, which may limit the Company and its subsidiaries’ ability to engage in activities that may be in our and their interest, and a failure by the Company or its subsidiaries to comply with those covenants may materially adversely affect the business, results of operations and financial condition of the Company and its subsidiaries.

The Credit Agreement contains, and any future indebtedness the Company or any of its subsidiaries may incur may contain, a number of restrictive covenants that may impose significant operating and financial restrictions on the Company’s and/or its subsidiaries’ ability to, among other things: (i) incur or guarantee additional debt; (ii) pay dividends and make other restricted payments and investments; (iii) create or incur certain liens; (iv) make certain loans, acquisitions, advances or investments; (v) engage in sales of assets and subsidiary stock; and (vi) transfer all or substantially all of our assets or enter into merger or consolidation transactions. The 2020 Notes contain restrictive covenants that, among other things, restrict the Company’s ability and the ability of the Company’s subsidiaries to dispose of or incur liens on the voting stock of certain subsidiaries. In addition, the Credit Agreement contains certain financial covenants applicable to us and our bank subsidiaries (of which we presently have one, Banc of California, N.A.).

The Company’s and its subsidiaries’ existing and future debt covenants may limit the Company’s and its subsidiaries’ ability to engage in activities that may be in the Company’s and its subsidiaries’ long-term best interests. A failure to comply with the Company’s or its subsidiaries’ debt covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on the business, results of operations and financial condition of the Company and its subsidiaries, on the ability of the Company to make interest and principal payments on the notes and on the value of your investment in the notes. If the Company or any of its subsidiaries defaults under their respective indebtedness, the Company and its subsidiaries may not be able to borrow additional amounts and the applicable lenders could elect to declare all outstanding borrowings, together with accrued and unpaid interest and fees, to be due and payable, or take other remedial actions. The 2020 Notes contain, and future indebtedness of the Company and its subsidiaries may contain, cross-default provisions or cross-acceleration provisions, which means that if an event of default occurs under certain material indebtedness, such event of default may trigger an event of default under the Company’s or its subsidiaries’ other indebtedness. If our indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay such indebtedness in full.

Increased leverage as a result of this offering may harm our financial condition and results of operations.

As of December 31, 2014, we had $84.8 million in aggregate principal amount of 2020 Notes outstanding, $12.5 million of amortizing notes related to our outstanding 8.00% tangible equity units, and 82,250 shares of preferred stock issued and outstanding, consisting of 32,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, with a liquidation preference of $1,000 per share, 10,000 shares of Non-Cumulative Preferred Stock, Series B, with a liquidation amount of $1,000 per share, and 40,250 shares of 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, with a liquidation preference of $1,000 per share. See “Capitalization.” We may also borrow from time to time under our Credit Agreement in an aggregate amount not to exceed $20 million outstanding at any time. In addition, concurrently with this offering, we are offering 4,000,000 depositary shares (or 4,600,000 depositary shares if the underwriters in the Preferred Stock Offering exercise their over-allotment option in full) each representing a 1/40th ownership interest in a share of Series D Preferred Stock with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share). See “Prospectus Supplement Summary—Concurrent Offering” in this prospectus supplement.

As of December 31, 2014, our subsidiaries had outstanding indebtedness (excluding deposits in the Bank) aggregating approximately $633 million, consisting of advances from the Federal Home Loan Bank expected to mature in 2015, and the ability to borrow an additional $501 million, $85 million and $306 million from the Federal Home Loan Bank, as well as through Federal Funds and reverse repurchase agreements, respectively. The Bank had $4.67 billion in deposit liabilities at that date.

Our subsidiaries’ and our level of indebtedness could have important consequences to you, because:

•	it could affect our subsidiaries’ and our ability to satisfy our financial obligations, including those relating to the notes;

•	a portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our subsidiaries’ and our ability to obtain additional financing in the future;

•	it may limit our subsidiaries’ and our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make the Company and our subsidiaries more vulnerable to downturns in our business, our industry or the economy in general.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $172.31 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table shows the consolidated capitalization of the Company and its consolidated subsidiaries as of December 31, 2014:

•	on an actual basis;

•	as adjusted to give effect to the proceeds of approximately $172.31 million from the notes offered hereby, net of underwriting discounts and expenses to be paid by us; and

•	as further adjusted to give effect to the proceeds of approximately $172.31 million from the notes offered hereby, net of underwriting discounts and expenses to be paid by us, and the proceeds of approximately $96.35 million from the Preferred Stock Offering, net of underwriting discounts and commissions and expenses to be paid by us, assuming the underwriters of the Preferred Stock Offering do not exercise their over-allotment option to purchase additional depositary shares.

The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The following table is not adjusted for, and does not reflect, the Credit Agreement or any borrowings thereunder.

	December 31, 2014 (In thousands of dollars)
	Actual	As Adjusted for this Offering	As Adjusted for Both Offerings
Cash and cash equivalents	$231,199	$403,512	$499,862

Short-term debt
FHLB advances	$633,000	$633,000	$633,000
Other short-term borrowings (Federal Funds and repurchase agreements)	—	—	—

Total short-term debt	$633,000	$633,000	$633,000

Long-term debt
FHLB advances	—	—	—
Senior notes due 2020, net of $3.103 million discount	81,647	81,647	81,647
Secured borrowings	—	—	—
Junior subordinated amortizing notes	11,922	11,922	11,922
Senior Notes due 2025 to be issued in this offering	—	172,313	172,313

Total long-term debt	$93,569	$265,882	$265,882

Stockholders’ equity
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, 82,250 shares issued and outstanding at December 31, 2014 (182,250 shares outstanding, as adjusted for the Preferred Stock Offering)	79,877	79,877	176,227
Common stock, $0.01 par value per share, 446,863,844 shares authorized, 35,829,763 shares issued and 34,190,740 shares outstanding at December 31, 2014	358	358	358
Class B non-voting non-convertible common stock, $0.01 par value per share, 3,136,156 shares authorized, 609,195 shares issued and outstanding at December 31, 2014	6	6	6
Additional paid-in capital	422,910	422,910	422,910
Retained earnings	29,863	29,863	29,863
Treasury stock, at cost (December 31, 2014; 1,639,023 shares)	(29,798)	(29,798)	(29,798)
Accumulated other comprehensive income, net	373	373	373

Total stockholders’ equity	$503,589	$503,589	$599,939

Total capitalization	$1,230,158	$1,402,471	$1,498,821

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements of the Company and its consolidated subsidiaries for the periods indicated are set forth in the table below. As of December 31, 2014, we had 82,250 shares of preferred stock outstanding, with a liquidation preference of $1,000 per share. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares using our 42% marginal income tax rate. The information presented in the table below is historical and is not adjusted for the notes issued in this offering, the Credit Agreement or any borrowings thereunder or the Series D Preferred Stock issued in the Preferred Stock Offering.

	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:(1)
Excluding interest on deposits	2.68	1.49	2.44	(1.58)	2.25
Including interest on deposits	1.58	1.19	1.54	0.48	1.34
Ratio of earnings to combined fixed charges and preferred stock dividends:(2)
Excluding interest on deposits	1.80	1.08	1.47	(0.91)	1.45
Including interest on deposits	1.35	1.04	1.23	0.42	1.17

(1)	The ratios of earnings to fixed charges for both excluding and including interest on deposits were less than one-to-one for the year ended December 31, 2011. Earnings were insufficient to cover fixed charges by $3.2 million for the period.
(2)	The ratios of earnings to fixed charges and preferred stock dividends both excluding and including interest on deposits were less than one-to-one for the year ended December 31, 2011. Earnings were insufficient to cover fixed charges by $4.1 million for the period.

DESCRIPTION OF THE NOTES

The 5.25% Senior Notes due April 15, 2025 offered by this prospectus supplement, referred to herein as the notes, are a series of “senior debt securities” as defined and described in the accompanying prospectus under “Description of Debt Securities.” The following description of the particular material terms of the notes supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the senior debt securities and the related indenture contained in the accompanying prospectus. To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

We will issue the notes under the indenture, dated as of April 23, 2012 (the “base indenture”), between Banc of California, Inc. (formerly known as First Pactrust Bancorp, Inc.) and U.S. Bank National Association, as trustee, or the trustee, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, as the indenture.

We have summarized selected provisions of the notes and the indenture below. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information.” Those documents, and not this description, define your legal rights as a holder of the notes.

Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the indenture.

In this section “Description of the Notes,” the “Company,” “Banc of California,” “we,” “our,” or “us” refer only to Banc of California, Inc. and not to any of its subsidiaries.

General

The notes will constitute a separate series of senior debt securities under the indenture, initially limited to $175,000,000 aggregate principal amount. We may, without the consent of any of the holders of the notes, create and issue additional senior debt securities that would form a single series with the notes (the “same-series debt securities”) or that would form a new series. Such same-series debt securities would have the same terms as the notes in all respects, except for the issue date, and, under certain circumstances, the issue price, the initial interest accrual date and the first interest payment date. The notes and any same-series debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes.

The notes will mature on April 15, 2025. The notes will bear interest at the rate of 5.25% per year, with interest accruing from April 6, 2015. Interest on the notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2015, to the persons in whose names the notes are registered at the close of business on the preceding April 1 and October 1, respectively. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, redemption date or the maturity date of the notes is not a business day in the City of New York, then payment of the principal and interest or redemption price may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date, or maturity date, as the case may be.

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form only and represented by one or more global notes registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that note holders will not be entitled to receive a certificate for the notes that note holders purchase except under the limited circumstances described below under “—Book-Entry, Delivery and Form.”

We will maintain an office or agency in the Borough of Manhattan, The City of New York, where notes may be surrendered for payment, registration of transfer or exchange and where notices and demands in respect of the notes and the indenture may be delivered to us. That office or agency will initially be the corporate trust office of the trustee, which is currently located at 100 Wall St., Suite 1600, New York, New York 10005. However, so long as the notes are in book-entry form, note holders will receive payments and may transfer notes only through the facilities of DTC and its direct and indirect participants. See “—Book-Entry, Delivery and Form.”

So long as the notes are in book-entry form, we will make payments on the notes to DTC, or its nominee, as the registered owner of the notes. If notes are issued in definitive certificated form under the limited circumstances described under “—Book-Entry, Delivery and Form,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by transfer to accounts maintained by the payees with banks located in the United States.

The notes will not be subject to, or entitled to the benefits of, a sinking fund or mandatory repurchase by us at the option of the holders. In addition, the notes will not be convertible into, or exchangeable for, any other securities.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

We may from time to time purchase the notes in the open market or otherwise.

Optional Redemption

We may, at our option, on or after January 15, 2025 (90 days prior to the maturity date of the notes), redeem the notes in whole at any time or in part from time to time, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate subject to the rules and procedures of DTC.

Ranking

The notes will be unsecured and unsubordinated obligations of Banc of California and will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness, including our 2020 Notes and our obligations under the Credit Agreement, and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. At December 31, 2014, we had $84.8 million in aggregate principal amount of our 2020 Notes outstanding, and $12.5 million in aggregate principal amount of junior subordinated amortizing notes outstanding, related to our outstanding 8.00% tangible equity units. We may also borrow from time to time under the Credit Agreement in an aggregate amount not to exceed $20 million outstanding at any time. The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries and will not be guaranteed by any of our subsidiaries. The notes will be effectively subordinated to any secured indebtedness of ours to the extent of the value of the collateral securing such indebtedness. The notes will be effectively subordinated to all existing and future indebtedness and other liabilities and preferred equity of our subsidiaries. See “Description of Debt Securities—Ranking of Debt Securities; Holding Company Structure” in the accompanying prospectus. At

December 31, 2014, our subsidiaries had outstanding indebtedness (excluding deposits in the Bank) aggregating approximately $633 million, consisting of advances from the Federal Home Loan Bank expected to mature in 2015, and the ability to borrow an additional $501 million, $85 million and $306 million from the Federal Home Loan Bank, as well as through Federal Funds and reverse repurchase agreements, respectively. The Bank had $4.67 billion in deposit liabilities at that date.

Covenants

Limitation Upon Disposition of Voting Stock of Certain Subsidiaries. We may not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a direct or indirect subsidiary to sell, assign, transfer or otherwise dispose of, any shares of voting stock of any subsidiary, or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of voting stock of any subsidiary, which subsidiary, in either case, is: (a) a principal constituent bank or (b) a subsidiary which owns shares of voting stock of a principal constituent bank or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of voting stock of a principal constituent bank.

This restriction does not apply to any sale, assignment, transfer, disposition or issuance made by us or any of our subsidiaries:

•	acting in a fiduciary capacity for any person other than us or any of our subsidiaries;

•	to us or any of our wholly owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger or consolidation of or sale of all or substantially all the assets of a principal constituent bank with, into or to another banking institution, as long as we own, directly or indirectly, in the entity surviving that merger or consolidation or that receives such assets, not less than the percentage of voting stock we owned in our principal constituent bank prior to that transaction;

•	if the sale, assignment, transfer, disposition or issuance is for fair market value as determined by our board of directors, and if after giving effect to that sale, assignment, transfer, disposition or issuance, we would own, directly or indirectly through other subsidiaries not less than 80% of the voting stock of that principal constituent bank;

•	if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we own directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•	in connection with the consolidation of Banc of California with or the sale, lease or conveyance of all or substantially all of the assets of Banc of California to, or merger of Banc of California with or into any other Person (as to which the covenant described in the accompanying prospectus under the heading “—Description of Debt Securities—Consolidation, Merger and Sale of Assets” shall apply).

The term “principal constituent bank” means the Bank or another banking subsidiary of Banc of California that has consolidated assets equal to 45% or more of the consolidated assets of Banc of California and its subsidiaries as determined from the most recent consolidated statement of financial condition of Banc of California and its subsidiaries. Currently, our only principal constituent bank is the Bank. The term “subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Banc of California or by one or more of its other subsidiaries. The term “voting stock” means stock having voting power for the election of directors or trustees, as the case may be.

Limitation Upon Liens on Capital Stock of Certain Subsidiaries. Except as provided under “Limitation Upon Disposition of Voting Stock of Certain Subsidiaries,” we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies (a) which are not yet due or are payable without penalty, (b) which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with applicable generally accepted accounting principles or (c) which secure obligations of less than $1 million in amount;

•	the lien of any judgment, if that judgment (a) is discharged, or stayed on appeal or otherwise, within 60 days, (b) is currently being contested in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with applicable generally accepted accounting principles or (c) involves claims of less than $1 million; or

•	if we or a subsidiary of ours pledges or creates a lien on the voting stock of a principal constituent bank of ours to secure a loan or other extension of credit by a majority-owned banking subsidiary of ours subject to Section 23A of the Federal Reserve Act.

Events of Default

The following are events of default under the indenture with respect to the notes:

•	default in the payment of any interest on the notes when due, which continues for 30 days;

•	default in the payment of any principal of or premium on the notes when due;

•	failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the notes or in the indenture with respect to the notes, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the trustee, or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the securities of all series affected thereby specifying such default or breach;

•	specified events of bankruptcy, insolvency or reorganization of us or any significant subsidiary, or court appointment of a receiver, liquidator, trustee or other similar official of us or any significant subsidiary; and

•	an event of default, as defined in any bond, note, debenture or other evidence of indebtedness for borrowed money of Banc of California or any principal constituent bank or under any mortgage, indenture, trust agreement or other instrument securing, evidencing or providing for any indebtedness for borrowed money of Banc of California or any principal constituent bank as a result of which indebtedness for borrowed money of Banc of California or such principal constituent bank in excess of $25,000,000 in aggregate principal amount shall be or become accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration shall not have been annulled or rescinded within 30 days of notice of such acceleration to Banc of California or such principal constituent bank.

If an event of default with respect to the outstanding debt securities of any series issued under the indenture occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series then outstanding (voting as a single class) may declare, by notice in writing to the Company (and to the trustee if given by the holders), the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately and upon any such declaration the same shall become immediately due and payable.

At any time after such a declaration of acceleration, and before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if:

•	the Company shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all overdue installments of interest on the outstanding debt securities of that series;

•	the principal of any outstanding debt securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the securities;

•	to the extent lawful, interest on overdue installments of interest; and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the indenture; and

•	any and all defaults with respect to the securities of that series under the indenture, other than the nonpayment of principal and interest on the securities that shall have become due by acceleration, shall have been cured or waived as provided below in the paragraph following the next paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that (a) such direction is not in conflict with any rule of law or the indenture, (b) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (c) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of notes of such series not joining therein. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

No holder of any debt security of any series will have the right to institute a proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request to the trustee to institute such proceedings in its own name as trustee under the indenture and shall have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series; it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any rights under the indenture, except in the manner provided in the indenture and for equal and ratable benefit of all holders.

However, the holder of any note has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such note on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

Within 90 days after the occurrence of a default with respect to the notes, the trustee shall mail to all holders notice of such default actually known to the trustee, unless such default shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of principal or interest on any of the notes, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders.

Banc of California is required to furnish to the trustee annually a statement as to the performance of its obligations under the indenture and as to any default in that performance of which we are aware.

Modification and Waiver

Banc of California and the trustee may (a) amend, modify or supplement the indenture or debt securities under the indenture without notice to any holder but with the written consent of holders of at least a majority in principal amount of each series of all outstanding debt securities or (b) amend, modify or supplement the indenture with regard to a series of debt securities, amend or supplement a supplemental indenture relating to a series of debt securities, or amend the debt securities of a series, without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding. The holders of a majority in principal amount of the debt securities of all series then outstanding under the indenture may waive compliance by Banc of California with any provision of the indenture or the debt securities issued under the indenture without notice to any holder. The holders of a majority in principal amount of the debt securities of any series then outstanding may, with respect to that series, waive compliance with any provision of the indenture, any supplemental indenture or the debt securities of that series with regard to the debt securities of that series without notice to any holder. However, without the consent of each holder of each debt security issued under the indenture affected thereby, Banc of California may not amend or modify the indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under the indenture;

•	reduce the principal amount of or any make-whole amount, the rate of interest on or certain additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under the indenture;

•	reduce the amount of principal of an original issue discount security or the make-whole amount, if any, issued under the indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security issued under the indenture on or after the stated maturity thereof;

•	reduce the percentage in principal amount of debt securities of any series issued under the indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities under the indenture, we and the applicable indenture trustee may also amend and modify the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Banc of California and the assumption by any such successor of the covenants of Banc of California contained in the indenture and in the debt securities issued thereunder;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred in the indenture upon Banc of California;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of any series of debt securities, provided that any such addition, change or elimination shall (i) neither (A) apply to any debt security of any series created prior to such amendment or modification entitled to the benefit of such provision, nor (B) modify the rights of the holder of any such debt security with respect to such provision, or (ii) become effective only when there is no debt security outstanding under the indenture;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures relating to debt securities convertible into or exchangeable for other securities or property of Banc of California;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trustees thereunder by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to other matters or questions arising under the indenture that shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect as determined in good faith by the board of directors of Banc of California;

•	to secure the debt securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect as determined in good faith by the board of directors of Banc of California.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than Banc of California, is organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1)	pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities issued under the indenture; and

(2)	perform and observe all of our other obligations under the indenture and supplemental indentures;

and no event of default shall have occurred and be continuing.

The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Defeasance

We may terminate or “defease” all of our obligations under the indenture with respect to the debt securities of any series (“legal defeasance”), except for certain obligations including those in respect of the defeasance trust fund, in accordance with the procedures described below. We may also terminate or “defease” the covenants described under “—Covenants” and certain other obligations under the indenture (“covenant defeasance”) in accordance with the procedures described below.

In order to exercise either of our defeasance options, we must, among other things:

(1)	deposit irrevocably with the trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities defeased:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable; and

(2)	deliver to the trustee:

•	in the case of a legal defeasance, an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the execution of the indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that and confirming that holders of the debt securities of that series will have no federal income tax consequences as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of a covenant defeasance, an opinion of counsel to the effect that the holders of the debt securities of that series will have no federal income tax consequences as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	an opinion of counsel that registration is not required under the Investment Company Act of 1940 with respect to the trust funds represented by the deposit or by the trustee for such trust funds, or all necessary registrations under the Investment Company Act of 1940 have been effected;

•	an opinion of counsel as to certain other matters, including compliance of such legal defeasance or covenant defeasance with the indenture; and

•	officers’ certificates certifying as to compliance with the indenture and other matters.

Further, after the 91st day following the deposit, the trust funds shall not be subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally. In addition, the defeasance must not cause an event of default under the indenture or any other material agreement or instrument to which we are a party and no event of default under the indenture or event that with notice or lapse of time or both would become an event of default with respect to the applicable series of debt securities can exist at the time the defeasance occurs and no bankruptcy-related event of default can exist at any time during the period ending on the 91st day after the date of such deposit.

Satisfaction and Discharge

The indenture will cease to be of further effect as to all notes when:

•	either (A) all notes theretofore authenticated and delivered (other than (i) notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture and (ii) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Banc of California and thereafter repaid to Banc of California or discharged from such trust, as provided in the indenture) have been delivered to the trustee for cancellation; or (B) all notes not theretofore delivered to the trustee for cancellation that (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at the option of the Banc of California, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Banc of California, and Banc of California, in the case of (B) (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable, sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest with respect thereto, to the date of such deposit (in the case of notes that have become due and payable) or the stated maturity or redemption date, as the case may be;

•	Banc of California has paid or caused to be paid all or other sums payable hereunder by Banc of California; and

•	Banc of California has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the indenture as to the notes have been complied with.

Book-Entry, Delivery and Form

The notes will be issued in book-entry form and represented by one or more permanent global notes. The depositary for the global notes will be DTC. The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by DTC to its nominee or by a nominee to DTC or another nominee of DTC, or by DTC or its nominee to a successor to DTC or to a nominee of a successor to DTC.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of a note, or the beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except under the limited circumstances described below.

To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners.

The direct or indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. (nor such other DTC nominee) will give consents for or vote the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the notes will be made by the trustee to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC, in immediately available funds. DTC has advised us that its practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on the relevant payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, any agents, or us, subject to any statutory or regulatory requirements in effect. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility or the responsibility of our agents, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct participants and indirect participants.

Except under the limited circumstances described below, purchasers of notes in this offering will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in notes.

A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and must effect delivery of such notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or to our agents.

Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the global notes. However, if DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes, or if DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, we will appoint a successor depository with respect to the global notes. If (i) a successor is not appointed within 90 days of the notification to us or of our becoming aware of such unwillingness or inability or DTC’s ceasing to be so registered, as the case may be, (ii) an event of default under the indenture has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of notes represented by the global notes advise DTC to cease acting as depository for the global notes or (iii) we determine, in our sole discretion, not to have the notes represented by one or more global notes, we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form in authorized denominations registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

The Trustee

U.S. Bank National Association is the trustee for the notes. The trustee has all of the duties and responsibilities specified in the Trust Indenture Act of 1939, as amended. U.S. Bank National Association acts as trustee under certain of our other indentures and is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. The discussion generally applies only to beneficial owners that purchase notes in the initial offering at their “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any non-income tax considerations or any foreign, state or local tax consequences. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are in a category of persons that are subject to special rules, such as:

•	certain financial institutions;

•	banks;

•	insurance companies;

•	dealers in securities;

•	regulated investment companies;

•	real estate investment trusts;

•	persons holding notes as part of a hedge, “straddle,” integrated transaction or similar transactions;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	traders in securities that elect a mark-to-market method of accounting;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	pass-through entities (e.g., S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes) or investors who hold the notes through pass-through entities;

•	tax-exempt entities;

•	former citizens or residents of the United States; or

•	persons subject to the alternative minimum tax.

If you are a partner in an entity that is classified as a partnership for U.S. federal income tax purposes and that holds notes, your U.S. federal income tax treatment with respect to the notes will generally depend on your status and upon the activities of the partnership. You and the partnership should each consult your own tax advisor as to the particular U.S. federal income tax consequences of holding and disposing of the notes.

Possible application of rules governing contingent payment debt instruments

The terms of the notes provide for payments in excess of stated interest and principal under certain circumstances. Under applicable Treasury Regulations, the possibility that certain payments in excess of stated

interest and principal will be made will not cause the notes to be treated as “contingent payment debt instruments” (which are subject to special rules, as described below), if there is only a remote likelihood as of the issue date of the notes that these payments will be made, or if the amounts thereof are considered incidental. We intend to take the position that, as of the issue date of the notes, the likelihood that we will pay these excess amounts is remote or these amounts are incidental, and therefore that the notes will not be considered contingent payment debt instruments. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the Internal Revenue Service, or the IRS, and if the IRS were to challenge the position, you might be required to use the accrual method, even if you were otherwise a cash method taxpayer, to accrue income on the notes in excess of the stated interest on the notes and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Tax consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust validly elected to be treated as a U.S. person.

Payments of interest. We expect, and the remainder of this summary assumes, that the notes will be issued at par or at a discount that is de minimis for U.S. federal income tax purposes. Accordingly, stated interest paid on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received, depending on your method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or retirement. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange, redemption, retirement or other taxable disposition and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid interest. Amounts attributable to accrued and unpaid interest are treated as interest as described under “—Payments of interest” above. Your adjusted tax basis in the note generally will equal the cost of the note to you.

Any gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup withholding and information reporting. Information returns generally will be filed with the IRS in connection with interest payments on the notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the notes, unless the U.S. Holder is an exempt recipient. In general, you will be subject to U.S. federal backup withholding on these payments if you fail to provide your correct taxpayer identification number to the paying agent and comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability or may be refunded, if you timely provide the required information to the IRS. You should consult your own tax advisor regarding your qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

Tax consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

Payments of Interest. Subject to the discussion of backup withholding below, payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, so long as that interest is not effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States or, in the case of an income tax treaty resident, is not attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, and:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In addition, for this exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide us (or our paying agent, if any) with a properly completed and executed Form W-8BEN or W-8BEN-E, as applicable, or other applicable form, as provided for in the Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent. Such holder’s agent will then be required to provide certification to us (or our paying agent, if any).

If a Non-U.S. Holder does not qualify for the exemption from U.S. federal income and withholding tax described above, a Non-U.S. Holder may nonetheless be entitled to the benefits of an income tax treaty under which interest on the notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided a properly completed and executed Form W-8BEN or W-8BEN-E, as applicable, claiming the exemption from or reduction in withholding is furnished to us (or our paying agent, if any) and any other applicable procedures are complied with.

Sale, Exchange or Redemption of the Notes. Generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a note (other than amounts properly attributable to accrued and unpaid interest, which will be treated as described under “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income”) will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business within the United States or, in the case of an income tax treaty resident, is not attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States; and

•	if the Non-U.S. Holder is an individual, such Non-U.S. Holder is not present in the U.S. for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

Effectively Connected Income. If interest, gain or other income recognized on a note is effectively connected with the conduct of a trade or business within the United States, or, in the case of an income tax treaty resident, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest, gain or other income will be exempt from U.S. federal withholding tax previously discussed if the Non-U.S. Holder provides us (or our paying agent, if any) with a properly completed and executed Form W-8 ECI, but such interest, gain or other income generally will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition to regular U.S. federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

Backup withholding and information reporting. Information returns generally will be filed with the IRS in connection with interest payments on the notes. Unless you comply with certification procedures described above to establish that you are not a U.S. person, information returns may be filed with the IRS reporting your proceeds from a sale or other taxable disposition (including a retirement or redemption) of the notes and you may be subject to U.S. backup withholding on interest payments on the notes or on the proceeds from a sale or other taxable disposition of the notes. Copies of the information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities in the country in which the Non-U.S. Holder resides. The certification procedures required to claim the exemption from U.S. federal withholding tax on interest described above will satisfy the certification requirements necessary to avoid U.S. federal backup withholding as well. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability or may be refunded, if you timely provide the required information to the IRS.

Foreign Account Tax Compliance Act (FATCA)

A 30% U.S. federal withholding tax will apply to interest income paid on notes, and the gross proceeds from a disposition of notes occurring after December 31, 2016, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “Material U.S. Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Taxation of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of notes.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a “plan,” to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, Section 4975 of the Code, or under any other applicable federal, state, local, non-U.S. or other laws, rules or regulations that are similar to the provisions of ERISA or Section 4975 of the Code, or Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, Plans, from engaging in certain transactions involving “Plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans, including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under Similar Laws.

The acquisition or holding of the notes by or on behalf of a Plan with respect to which we or certain of our affiliates are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the notes are acquired or held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions, or PTCEs issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “Plan assets” by reason of any Plan’s investment in the entity or any person investing “Plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption, or (ii) there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser disposes of its interest in the notes, that such purchaser and holder, by its purchase or holding of the notes or any interest therein, (i) is not a Plan and its purchase and holding of the notes is not made on behalf of or with “Plan assets” of any Plan, or (ii) if it is a Plan or its purchase and holding of the notes is made on behalf of or with “Plan assets” of a Plan, then (A) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the notes and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the notes. Each purchaser and holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, on behalf of any governmental plan, church plan or foreign plan, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), by its purchase or holding of the notes or any interest therein, that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “Plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or other applicable exemption or basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Sandler O’Neill & Partners, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Keefe, Bruyette & Woods, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the purchase agreement dated March 31, 2015, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite that underwriter’s name:

Underwriter	Principal Amount of Notes
Sandler O’Neill & Partners, L.P.	$65,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,250,000
Keefe, Bruyette & Woods, Inc.	26,250,000
UBS Securities LLC	26,250,000
Wells Fargo Securities, LLC	26,250,000
Deutsche Bank Securities Inc.	4,375,000

Total	$175,000,000

The purchase agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

Discounts

The underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from and including April 6, 2015 to, but excluding, the date of delivery of the notes, and to certain dealers at a concession not to exceed $0.50 per note. The underwriters may allow, and the dealers may reallow, a concession not to exceed $0.25 per note on sales to other dealers. After the initial offering, the public offering price, concession and any other term of the offering may be changed.

The following table shows the total underwriting discounts that we will pay to the underwriters in connection with this offering:

	Per Note	Total
Underwriting discount	1.00%	$1,750,000

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $500,000 and will be paid by us.

New Issuance of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in the offering if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. The imposition of a penalty bid might have an effect on the price of a security to the extent that it was to discourage resales of the security.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriters or certain securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters have in the past provided, and may in the future provide, investment banking and advisory services to us and our affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services. Some of the underwriters in this offering are also acting as underwriters in the Preferred Stock Offering. Neither of the offerings is conditioned upon the consummation of the other offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

One of our directors, Halle Bennett, serves as the Managing Director and Head of the Diversified Financials Group at Keefe, Bruyette & Woods, a Stifel Company, an underwriter participating in this offering. Accordingly, a “conflict of interest” under FINRA Rule 5121 may be deemed to exist. This offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. Keefe, Bruyette & Woods is also an underwriter participating in the Preferred Stock Offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The legality of the notes we are offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz. Certain legal matters relating to the law of the State of Maryland will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP. In addition, certain legal matters will be passed upon for the underwriters by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Banc of California, Inc. as of December 31, 2014, 2013 and 2012 and for the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BANC OF CALIFORNIA, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time up to $1,000,000,000 of our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. In addition, the selling security holders identified in this prospectus may offer and sell from time to time up to 1,509,450 shares of our voting common stock.

The debt securities and preferred stock we may offer may be convertible into or exchangeable for other securities of ours. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offering.

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC,” the depositary shares each representing a 1/40th interest in a share of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C are listed on the NASDAQ Global Market under the symbol “BANCP” and our 7.50% Senior Notes Due April 15, 2020 are listed on the NASDAQ Global Market under the symbol “BANCL.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 9 of this prospectus and in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2014

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more primary offerings, up to a total dollar amount for such offerings of $1,000,000,000. In addition, the registration statement of which this prospectus is a part covers an aggregate of 1,509,450 unregistered shares of our voting common stock that we sold to Patriot Financial Partners, L.P., a Delaware limited partnership, and Patriot Financial Partners Parallel, L.P., a Delaware limited partnership (the “Selling Securityholders”), on December 10, 2013 and which may be offered and sold by the Selling Securityholders from time to time in one or more secondary offerings.

This prospectus provides you with a general description of the securities covered by it. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

All references in this prospectus to “we,” “us,” “our” or similar references mean Banc of California, Inc. and its consolidated subsidiaries and all references in this prospectus to “Banc of California, Inc.” mean Banc of California, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to the “Bank” in this prospectus, we mean our subsidiary, Banc of California, National Association, which is a national bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K, as amended on Form 10-K/A filed on April 30, 2013	For the year ended December 31, 2012

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013

• Current Reports on Form 8-K	Filed on April 10, 2012 (amended report), September 17, 2012 (amended report), November 2, 2012 (amended report), January 3, 2013, February 19, 2013, March 4, 2013, March 5, 2013, April 2, 2013, April 11, 2013, April 25, 2013 (two reports), May 6, 2013, May 15, 2013, June 3, 2013, June 4, 2013 (two reports), June 5, 2013, June 6, 2013, June 12, 2013, June 21, 2013 (two reports), June 26, 2013, July 1, 2013, July 2, 2013 (two ), July 3, 2013, July 8, 2013, July 17, 2013, July 19, 2013, July 22, 2013, July 24, 2013 (amended report), July 30, 2013, August 22, 2013, September 5, 2013, September 6, 2013, September 16, 2013, September 17, 2013 (amended report), September 23, 2013, October 10, 2013, October 15, 2013, October 31, 2013, November 8, 2013, November 22, 2013, December 4, 2013, December 10, 2013, December 12, 2013, January 3, 2014 and February 10, 2014 (two amended reports)

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 8-A filed on May 8, 2002, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities and prior to effectiveness of the registration statement, and from the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Banc of California, Inc.

Attention: Investor Relations

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5211

In addition, we maintain a corporate website, www.bancofcal.com. We make available, through our website (by clicking “About Us” and then “Investor Relations Information”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•	the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•	results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus, the accompanying prospectus supplement and the incorporated documents.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $1,000,000,000 in one or more primary offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

The Securities the Selling Securityholders May Offer

In addition to the securities we may offer, the Selling Securityholders and their transferees may use this prospectus to offer and sell in one or more secondary offerings up to 1,509,450 shares of voting common stock that we sold to the Selling Securityholders on December 10, 2013 in a transaction exempt from the registration requirements of the Securities Act pursuant to the Securities Purchase Agreement, dated as of December 3, 2013 (the “Securities Purchase Agreement”), by and among us and the Selling Securityholders. The Selling Securityholders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights we granted to the Selling Securityholders under the Securities Purchase Agreement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of focused on or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

BANC OF CALIFORNIA, INC.

We are a bank holding company incorporated in the state of Maryland, primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned bank subsidiary, Banc of California, National Association, a national bank, referred to herein as the Bank. We are headquartered in Irvine, California and currently have 15 branches in Los Angeles, Orange and San Diego counties, and 50 loan production offices in California, Arizona, Oregon, Washington and Montana. In business since 1941, the Bank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. The Bank’s principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences and a variety of consumer loans, multi-family and commercial real estate loans and commercial business loans. Banc Home Loans, the Bank’s residential lending division, operates the Bank’s loan production offices and focuses on originating and selling mortgage loans. The Bank also provides U.S. Small Business Administration, or SBA, loans, as a member of the SBA’s Preferred Lender Program. In addition, the Bank offers specialized private banking services to high net worth individuals, family owned businesses, entrepreneurs, law firms, the entertainment business and others who require a very high level of personalized banking services and customized solutions.

At September 30, 2013, on a consolidated basis, we had total assets of $3.7 billion, total net loans and leases receivable of $2.6 billion, total deposits of $3.3 billion and total stockholders’ equity of $302.6 million

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC,” the depositary shares each representing a 1/40th interest in a share of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C are listed on the NASDAQ Global Market under the symbol “BANCP” and our 7.50% Senior Notes Due April 15, 2020 are listed on the NASDAQ Global Market under the symbol “BANCL.” Our principal executive offices are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612. Our telephone number is (949) 236-5211.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 3 of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares using our 42% marginal income tax rate.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)
Excluding interest on deposits	0.56	4.49	2.44	(1.58)	2.25	0.47	0.63
Including interest on deposits	0.82	2.13	1.54	0.48	1.34	0.84	0.91
Ratio of earnings to combined fixed charges and preferred stock dividends:(2)
Excluding interest on deposits	0.43	2.39	1.47	(0.91)	1.45	0.35	0.61
Including interest on deposits	0.73	1.66	1.23	0.42	1.17	0.77	0.90

(1)	The ratios of earnings to fixed charges, both excluding and including interest on deposits, were less than one-to-one for the nine months ended September 30, 2013 and for the years ended December 31, 2011, 2009 and 2008. Earnings were insufficient to cover fixed charges by $3.1 million, $3.2 million, $2.8 million and $2.1 million, respectively, for those periods.
(2)	The ratios of earnings to combined fixed charges and preferred stock dividends, both excluding and including interest on deposits, were less than one-to-one for the nine months ended September 30, 2013 and for the years ended December 31, 2011, 2009 and 2008. Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $5.2 million, $4.1 million, $4.5 million and $2.3 million, respectively, for those periods.

In each period during which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends, we met all financial obligations and preferred stock dividends, as applicable.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities by us for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

We will not received the proceeds from any sales by Selling Securityholders.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•	whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•	default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Banc of California, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•	reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Banc of California, Inc.;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Banc of California, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3) we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1) depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2) delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the indenture and other matters; and

(3) paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Banc of California, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Banc of California, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)	any debt (a) for money borrowed by Banc of California, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Banc of California, Inc., or to secure the payment of revenue bonds issued for the benefit of Banc of California, Inc. whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which Banc of California, Inc. has guaranteed or for which it is otherwise liable;

(iii)	the obligation of Banc of California, Inc. as lessee under any lease of property which is reflected on Banc of California’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Banc of California, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Banc of California, Inc. and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, par value $.01 per share; and

•	50,000,000 shares of preferred stock, par value $.01 per share.

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of September 30, 2013, there were 18,019,052 shares of common stock issued and outstanding, 17,439,562 of which were shares of common stock with full voting rights (the “voting common stock”) and 579,490 of which were shares of Class B Non-Voting Common Stock, which have no voting rights except as required by law (the “non-voting common stock,” and together with the voting common stock, the “common stock”). As of that date there were 80,250 shares of preferred stock issued and outstanding, consisting of 30,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (“Series A Preferred Stock”), 10,000 shares of our Non-Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (“Series B Preferred Stock”), and 40,250 shares of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share (“Series C Preferred Stock”).

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

We may issue, either separately or together with other securities, shares of common stock and the Selling Securityholders may sell shares of our voting common stock. In the case of shares of common stock sold by us, upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Except as described below under “—Anti-takeover Effects –Voting Limitation,” each holder of voting common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Holders of non-voting common stock are not entitled to vote except as required by law. The terms of the non-voting common stock are otherwise identical to the terms of the voting common stock. Of the 450,000,000 shares of common stock currently authorized under our charter, our board of directors has classified 3,136,156 as non-voting common stock.

Subject to preferences to which holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the shares of any series of preferred or other stock that we may designate in the future.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General. Our charter permits our board of directors to authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our common stock or the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (except as may be required under the terms of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (see “—Series A Preferred Stock and Series B Preferred Stock-Voting Rights” and “—Series C Preferred Stock-Voting Rights”) or as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects—Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as described under “—Series A Preferred Stock and Series B Preferred Stock” and “—Series C Preferred Stock,” respectively. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

Under regulations and interpretations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Series A Preferred Stock and Series B Preferred Stock

The description of the Series A Preferred Stock and Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock and Series B Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock and Series B Preferred Stock, copies of which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 32,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series B Preferred Stock constitutes a single series of our preferred stock, consisting of 10,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. Neither the Series A Preferred Stock nor the Series B Preferred Stock has any maturity date. We issued the shares of Series A Preferred Stock to the

U.S. Department of the Treasury (“Treasury”) on August 30, 2011 in connection with Treasury’s Small Business Lending Fund (“SBLF”) program for a purchase price of $32.0 million. We issued the shares of Series B Preferred Stock to Treasury on July 1, 2013 concurrent with our acquisition of The Private Bank of California (“PBOC”), in exchange for 10,000 shares of the Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share, originally issued by PBOC to Treasury on September 1, 2011 pursuant to the SBLF Program.

Dividends. Dividends on the Series A Preferred Stock and Series B Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2011 in the case of the Series A Preferred Stock and October 1, 2013 in the case of the Series B Preferred Stock.

The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis until March 1, 2016, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” by us from a “baseline” level. Through January 1, 2014, the dividend rate may be adjusted to between one percent (1%) and five percent (5%), to reflect the amount of change in our level of QSBL from the baseline level to the level as of the end of the second quarter preceding the dividend period in question. From January 1, 2014 to March 1, 2016, the dividend rate will be fixed at one percent (1%). From and after March 1, 2016, the dividend rate will increase to nine percent (9%).

Dividends on the Series A Preferred Stock and Series B Preferred Stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock or Series B Preferred Stock for a particular dividend period, then the holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. Our failure to pay a dividend on the Series A Preferred Stock or Series B Preferred Stock will restrict our ability to pay dividends on and repurchase other classes and series of our stock. See “—Restrictions on Dividends and Repurchases.”

When dividends have not been declared and paid in full on the Series A Preferred Stock or Series B Preferred Stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series A Preferred Stock or Series B Preferred Stock a certificate executed by at least a majority of the members of our board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on the Series A Preferred Stock or Series B Preferred Stock for five or more dividend periods will give the holders of the Series A Preferred Stock or Series B Preferred Stock the right to appoint a non-voting observer on our board of directors, and our failure to pay dividends on the Series A Preferred Stock for six or more dividend periods will give the holders of the Series A Preferred Stock the right to elect two directors. See “—Voting Rights.”

There is no sinking fund with respect to dividends on the Series A Preferred Stock or the Series B Preferred Stock.

Restrictions on Dividends. So long as the Series A Preferred Stock and Series B Preferred Stock remain outstanding, we may declare and pay dividends on our common stock, any other shares of Junior Stock (as defined below) or Parity Stock (as defined below) only if after giving effect to the dividend, our Tier 1 capital would be at least equal to the applicable Tier 1 Dividend Threshold (as defined below) and full dividends on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

If a dividend is not declared and paid in full on the Series A Preferred Stock or Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such dividend period in which a dividend is declared and paid on the Series A Preferred Stock or Series B Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material covenant breach.

In the case of the Series A Preferred Stock, the “Tier 1 Dividend Threshold” means 90% of (A) $159,588,000 (our consolidated Tier 1 capital as of June 30, 2011) plus (B) $32,000,000 (the aggregate liquidation amount of the Series A Preferred Stock issued) minus (C) the net amount of loan charge-offs since October 1, 2011. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the eleventh dividend period following the date of issuance of the Series A Preferred Stock, by $3,200,000 (ten percent of the aggregate liquidation amount of the Series A Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in QSBL from the applicable baseline level to the ninth dividend period.

In the case of the Series B Preferred Stock, the “Tier 1 Dividend Threshold” means 90% of (A) $35,580,000 (PBOC’s Tier 1 capital as of June 30, 2011) plus (B) $10,000,000 (the aggregate liquidation amount of the Series B Preferred Stock issued) minus (C) the net amount of loan charge-offs, by PBOC from September 1, 2011 to June 30, 2013 and by us thereafter. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the third dividend period following the date of issuance of the Series B Preferred Stock by us, by $1,000,000 (ten percent of the aggregate liquidation amount of the Series B Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in QSBL between the initial dividend period of the Series B Preferred Stock and the applicable baseline level.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of Banc of California, Inc. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock or Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Banc of California, Inc., in each case without regard to whether dividends accrue cumulatively or non-cumulatively. The Series A Preferred Stock and Series B Preferred Stock are Parity Stocks with respect to each other, and our Series C Preferred Stock is a Parity Stock with respect to the Series A Preferred Stock and the Series B Preferred Stock.

Restrictions on Repurchases. So long as the Series A Preferred Stock and Series B Preferred Stock remain outstanding, we may repurchase or redeem shares of Capital Stock (as defined below) only if (i) after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the applicable Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of such shares as of the applicable record date).

If a dividend is not declared and paid on the Series A Preferred Stock or Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of ours or of any of our subsidiaries, or any trust preferred securities issued by us or by any of our affiliates (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Series A Preferred Stock or Series B Preferred Stock and (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by us or by any of our subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to August 30, 2011, in the case of the Series A Preferred Stock, or binding agreements entered into by PBOC prior to September 1, 2011 and assumed by a subsidiary of ours in connection with our acquisition of PBOC or entered into by us prior to July 1, 2013, in the case of the Series B Preferred Stock, or subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock, (v) redemptions of securities held by us or by any of our wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required pursuant to binding agreements entered into prior to (a) in the case of the Series A Preferred Stock, August 30, 2011, and (b) in the case of the Series B Preferred Stock, either (1) February 20, 2009, if such subsidiary was a subsidiary of PBOC immediately prior to July 1, 2013 or (2) otherwise, July 1, 2013.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis, and as measured from June 30, 2011 in the case of the Series A Preferred Stock and from June 30, 2013 in the case of the Series B Preferred Stock) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Banc of California, Inc., holders of the Series A Preferred Stock and Series B Preferred Stock will be entitled to receive for each share of Series A Preferred Stock and Series B Preferred Stock, out of the assets of Banc of California, Inc. or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock and Series B Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock. To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and Series B Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock and Series B Preferred Stock, the holders of the Series A Preferred Stock and Series B Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock and Series B Preferred Stock, neither a merger or consolidation of Banc of California, Inc. with another entity nor a sale, lease or exchange of all or substantially all of Banc of California, Inc.’s assets will constitute a liquidation, dissolution or winding up of the affairs of Banc of California, Inc.

Redemption and Repurchases. Subject to the approval of the Federal Reserve Board, the Series A Preferred Stock and Series B Preferred Stock is redeemable at our option in whole or in part at any time and from time to time. In addition, if there is a change in the law that modifies the terms of Treasury’s investment in the Series A Preferred Stock and Series B Preferred Stock or the terms of Treasury’s SBLF program in a materially adverse respect for us, we may, after consultation with the Federal Reserve Board, redeem all of the shares of Series A Preferred Stock and Series B Preferred Stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period).

Shares of Series A Preferred Stock and Series B Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock and Series B Preferred Stock.

No Conversion Rights. Holders of the Series A Preferred Stock and Series B Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights. The holders of the Series A Preferred Stock and Series B Preferred Stock do not have voting rights other than those described below, except to the extent from time to time required by law.

If dividends on the Series A Preferred Stock or Series B Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provide to our directors in connection with such meetings. The holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the Series A Preferred Stock and Series B Preferred Stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series A Preferred Stock or Series B Preferred Stock, as applicable, for five or more dividend periods.

If dividends on the Series A Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Series A Stock is at least $25,000,000, the authorized number of directors of Banc of California, Inc. will automatically be increased by two and the holders of the Series A Preferred Stock, voting as a single class, will have the right, but not the obligation, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at the next annual meeting of stockholders of Banc of California, Inc. (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, the President of Banc of California, Inc. must promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Series A Preferred Stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series A Preferred Stock for six or more dividend periods. It will be a qualification for election of any Preferred Director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.

In addition to any other vote or consent required by law or by our charter, the written consent of (x) Treasury, if Treasury holds any shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, or (y) the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock,

as applicable, voting as a single class, if Treasury does not hold any shares of Series A Preferred Stock or Series B Preferred Stock, is required in order to do the following:

•	amend our charter or the articles supplementary for the Series A Preferred Stock or Series B Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; or

•	amend our charter or the articles supplementary for the Series A Preferred Stock or Series B Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or Series B Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the Series A Preferred Stock or Series B Preferred Stock or a merger or consolidation of Banc of California, Inc. with another entity, unless (i) the shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding or, in the case of a merger or consolidation in which Banc of California, Inc. is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock or Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock or Series B Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, the assets of Banc of California, Inc., if the Series A Preferred Stock or Series B Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•	consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series A Preferred Stock or Series B Preferred Stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of Banc of California, Inc. or the acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the Series A Preferred Stock or Series B Preferred Stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock or Series B Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of Banc of California, Inc., will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or Series B Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock or Series B Preferred Stock.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of Banc of California, Inc. representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate Banc of California, Inc. for GAAP purposes, or (b) any consolidation or merger of Banc of California, Inc. or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), Banc of California, Inc. or the acquiror is or becomes a bank holding company or savings and loan holding company.

To the extent holders of the Series A Preferred Stock or Series B Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock or Series B Preferred Stock will be entitled to one for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock or Series B Preferred Stock would otherwise be required, all outstanding shares of the Series A Preferred Stock or Series B Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.

Series C Preferred Stock

The description of the Series C Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series C Preferred Stock, as are stated in the articles supplementary to our charter for the Series C Preferred Stock, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We issued the Series C Preferred Stock in connection with an underwritten public offering of 1,610,000 depositary shares, each representing a 1/40th interest in a share of the Series C Preferred Stock.

General. The Series C Preferred Stock is a single series of our authorized preferred stock. The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Banc of California, Inc. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of Banc of California, Inc. to redeem or repurchase the Series C Preferred Stock.

Ranking. Shares of the Series C Preferred Stock rank:

•	senior to our junior stock;

•	equally with each other series of parity stock, including our Series A Preferred Stock and Series B Preferred Stock and any other class or series of stock we may issue in the future that, by its terms, ranks equally to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; and

•	junior to any class or series of stock we may issue in the future that ranks senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc., and to all of our existing and future debt obligations.

The term “junior stock” means our common stock and any other class or series of stock of Banc of California, Inc. over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

The term “parity stock” means any other class or series of stock of Banc of California, Inc. that ranks on parity with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

Dividends. Dividends on the Series C Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Series C Preferred Stock or any other class or series of our preferred stock. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Maryland law, noncumulative cash dividends based on the liquidation preference of the Series C Preferred Stock at a rate equal to 8.00% per annum for each quarterly dividend period from the original issue date of the Series C Preferred Stock to, but excluding, the redemption date of the Series C Preferred Stock, if any.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series C Preferred Stock quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, each such date referred to as a dividend payment date, beginning on September 15, 2013. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced on and included the original issue date of the Series C Preferred Stock and ended on and included September 14, 2013. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, as described under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series C Preferred Stock called for redemption.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause Banc of California, Inc. to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.

So long as any share of Series C Preferred Stock remains outstanding, (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Series C Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of the Series C Preferred Stock and any parity stock, all dividends declared upon shares of the Series C Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends on the Series C Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period on the Series C Preferred Stock.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock will not be entitled to participate in any such dividend.

Redemption—Optional Redemption. The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series C Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after September 15, 2018, at a redemption price equal to $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of Series C Preferred Stock called for redemption to but excluding the redemption date. Neither the holders of Series C Preferred Stock nor holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Preferred Stock. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series C Preferred Stock.

Redemption—Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Series C Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) on the shares of Series C Preferred Stock called for redemption for the then-current dividend period to but excluding the redemption date. A regulatory capital treatment event means the good faith determination by Banc of California, Inc. that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that Banc of California, Inc. will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Board Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series C Preferred Stock.

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, after satisfaction of liabilities of creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, and before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series C Preferred Stock. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Banc of California, Inc. are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series C Preferred Stock and all holders of parity stock as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Banc of California, Inc. according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Banc of California, Inc. with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Banc of California, Inc. for cash, securities or other property, will not constitute a liquidation, dissolution or winding up of Banc of California, Inc..

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series C Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights—General. Except as provided below or as expressly required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. Whenever dividends payable on the shares of Series C Preferred Stock (whether or not declared) have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (we refer to such occurrence as a Nonpayment Event), the authorized number of our directors will automatically be increased by two. The holders of the Series C Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (which we refer to as Voting Parity Stock), voting together as a class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors (which we refer to as Preferred Stock Directors) to fill such newly created directorships, but only if the election of any such Preferred Stock Director would not cause us to violate the corporate governance requirement of the NASDAQ Global Market (or any other exchange on which our securities may be listed or traded) that listed or traded companies must have a majority of independent directors. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to voting rights.

In the event that the holders of Series C Preferred Stock and any Voting Parity Stock shall be entitled to vote for the election of Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Series C Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and subsequently at each annual meeting of our stockholders. Any request to call a special meeting for the initial election of Preferred Stock Directors after a Nonpayment Event must be made by written notice, signed by the requisite holders of Series C Preferred Stock and/or Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our charter or bylaws or by applicable law. If our Corporate Secretary fails to call a special meeting for the election of Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series C Preferred Stock may call such a meeting at our expense solely for the election of Preferred Stock Directors. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders if such office shall not have been previously terminated as below provided.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series C Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the then-remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

When dividends have been paid in full on the Series C Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Series C Preferred Stock to elect Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Nonpayment Event), and, if and when any rights of the holders of Series C Preferred Stock and Voting Parity Stock to elect Preferred Stock Directors have terminated, the terms of office of all Preferred Stock Directors will immediately terminate, and the number of directors constituting our board of directors will automatically be reduced accordingly.

Other Voting Rights. So long as any shares of the Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series C Preferred Stock, voting separately as a class, shall be required to:

•	amend, alter or repeal the provisions of our charter (including the articles supplementary creating the Series C Preferred Stock), or our bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series C Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series C Preferred Stock; or

•	the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series C Preferred Stock;

•	amend or alter our charter to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

•	consummate a binding share exchange, a reclassification involving the Series C Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Series C Preferred Stock will have no right to vote under this provision if in each case:

•	the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and

•	the Series C Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series C Preferred Stock, taken as a whole.

Except as described above, each holder of Series C Preferred Stock will have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote. The holders of Series C Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock.

As used in this section, “senior stock” means any class or series of stock of Banc of California, Inc. ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Banc of California, Inc.. As of the date of this prospectus, there is no existing senior stock.

The voting provisions described above will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect such redemption.

Preemptive and Conversion Rights. The holders of the Series C Preferred Stock do not have any preemptive or conversion rights.

Anti-takeover Effects

The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our charter currently authorizes the issuance of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks control of us.

Voting Limitation. Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our charter. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Board of Directors. Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains one-third of the members of the board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Our charter further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of any class or series of preferred stock.

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may be called by our President, by our Chief Executive Officer or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of Banc of California, Inc. require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of Banc of California, Inc. or who is an affiliate of Banc of California, Inc. and at any time within the past two years was a 10% or greater stockholder of Banc of California, Inc.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Amendment of Charter and Bylaws. Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our voting common stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: voting limitations on greater than 10% stockholders; the opt-out of the Maryland control share acquisition statute (see “—Voting Limitation” above); the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; indemnification of directors and officers; and amendments to the charter and bylaws.

Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If, however, the date of the current year annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal or nomination must be received by us no earlier than the 120th day prior to the annual meeting or later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public announcement of the meeting date is first made

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

•	currencies; or

•	commodities.

The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Banc of California, Inc. and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Banc of California, Inc. in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Banc of California, Inc., unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Banc of California, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Banc of California, Inc., the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

SELLING SECURITYHOLDERS

On December 10, 2013, in a transaction exempt from the registration requirements of the Securities Act, we sold to the Selling Securityholders an aggregate of 1,509,450 shares of our voting common stock. The Selling Securityholders and their transferees may from time to time offer and sell any or all of the shares set forth in the table below pursuant to this prospectus in any type of transaction as more fully described in “Plan of Distribution.”

Neither of the Selling Securityholders has, or within the past three years has had, any position, office, or other material relationship with us or our affiliates.

The following table lists the Selling Securityholders and their ownership of shares of our voting common stock to be offered pursuant to this prospectus. We do not know when or in what amounts the Selling Securityholders may offer such shares for sale. It is possible that the Selling Securityholders will not sell any or all of their shares offered under this prospectus. Because the Selling Securityholders may offer all or some of their shares pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the Selling Securityholders after completion of the offering. For purposes of the table below, we have assumed that Selling Securityholders would sell all of the shares of our voting common stock held by them and therefore would hold no shares of our voting common stock following the offering and hold zero percentage of the outstanding shares of our voting common stock following the offering.

The information set forth below is based on information provided by the Selling Securityholders. A Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Securityholder’s shares of our voting common stock subsequent to providing the information set forth in this table.

Name of Selling Securityholder	Shares of Voting Common Stock Beneficially Owned Pre- offering(1)	Maximum Shares of Voting Common Stock to be Offered(1)	Shares of Voting Common Stock Beneficially Owned Post- offering	Percentage of Outstanding Voting Common Stock Beneficially Owned Post- offering
Patriot Financial Partners, L.P.	1,287,104	1,287,104	—	—
Patriot Financial Partners Parallel, L.P.	222,346	222,346	—	—
Total	1,509,450	1,509,450	—	—

(1)	The following persons may be deemed to share voting and investment authority over the Selling Securityholders’ shares: Patriot Financial Partners GP, L.P., a Delaware limited partnership and general partner of the Selling Securityholders (“Patriot GP”); Patriot Financial Partners GP, LLC, a Delaware limited liability company and general partner of Patriot GP (“Patriot LLC”); and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, as general partners of the Selling Securityholders and Patriot GP and as members of Patriot LLC.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Selling Securityholders may from time to time sell their shares of our voting common stock listed in the table under “Selling Securityholders.” The Selling Securityholders, including their transferees, may sell their shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders or the purchasers of the shares. In the case of sales by Selling Securityholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by Selling Securityholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the Selling Securityholders in a prospectus supplement and describe the principal terms of the agreement between the Selling Securityholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by Selling Securityholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

Pursuant to the Securities Purchase Agreement by and among us and the Selling Securityholders, we will pay substantially all expenses of the registration of the Selling Securityholders’ shares covered by this prospectus, including, without limitation, all registration, filing and listing fees, fees and disbursements of our counsel, state securities (blue sky) fees and expenses and expenses of our independent accountants; provided, however, that a Selling Securityholder will pay all discounts, selling commissions, stock transfer taxes and fees and disbursements of counsel for the Selling Securityholder and/or any underwriter. We will indemnify the Selling Securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Securities Purchase Agreement by and among us and the Selling Securityholders, or the Selling Securityholders will be entitled to contribution. Pursuant to the Securities Purchase Agreement, we may be indemnified by the Selling Securityholders against certain liabilities, including liabilities under the Securities Act, which may arise from information furnished to us by the Selling Securityholders for use in this prospectus.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Banc of California, Inc. (then known as First PacTrust Bancorp, Inc.) as of December 31, 2012 and for the year ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states that Banc of California, Inc. (then known as First PacTrust

Bancorp, Inc.) merged with Beach Business Bank and acquired Gateway Business Bank during 2012, and management excluded from its assessment of the effectiveness of Banc of California, Inc.’s internal control over financial reporting as of December 31, 2012, Beach Business Bank and Gateway Business Bank’s internal control over financial reporting associated with total assets of $454.2 million and total revenues of $31.3 million included in the consolidated financial statements of Banc of California, Inc. and subsidiaries as of and for the year ended December 31, 2012. The audit of internal control over financial reporting of Banc of California, Inc. also excluded an evaluation of the internal control over financial reporting of Beach Business Bank and Gateway Business Bank.

The consolidated financial statements of Banc of California, Inc. (then known as First PacTrust Bancorp, Inc.) as of December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Beach Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gateway Bancorp and its subsidiary, Gateway Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, independent auditor, and upon the authority of said firm as experts in auditing and accounting. Squar Milner’s aforementioned audit report, dated March 30, 2012, expressed an unqualified opinion on such financial statements, and included an explanatory paragraph describing a December 2009 supervisory agreement, or Consent Order, executed by Gateway Business Bank whereby management agreed (with both the FDIC and the California Department of Financial Institutions) to implement certain policies and procedures designed to enhance the safety and soundness of Gateway Business Bank. On August 17, 2012, upon the merger of Gateway Business Bank with and into the Bank in connection with Banc of California, Inc.’s acquisition of Gateway Bancorp, the Consent Order was terminated.

The financial statements of The Private Bank of California as of December 31, 2012 and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of McGladrey LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of The Private Bank of California as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

$175,000,000

5.25% Senior Notes Due April 15, 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Sandler O’Neill + Partners, L.P.	BofA Merrill Lynch	Keefe, Bruyette & Woods	UBS Investment Bank	Wells Fargo Securities
A Stifel Company

Co-Manager

Deutsche Bank Securities

March 31, 2015